FORWARD TREASURY LOCK AGREEMENT

     WHEREAS, Walden Residential Properties, Inc. (the "Company") wishes to enter into one or more transactions based upon current interest rates and Smith Barney Capital Services Inc. ("SB") is willing to enter into this Forward Treasury Lock Agreement, dated as of August 29, 1997 to enable Company to do so.

     WHEREAS, the parties have entered and/or anticipate entering into one or more Forward Treasury Lock transactions and any amendments thereto (each a "Transaction") that are or will be governed by this Forward Treasury Lock Agreement, which shall incorporate the terms of any Confirmation substantially in the form of Exhibit A hereto, (collectively, the "Agreement").

     NOW, THEREFORE, Company and SB hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) "Determination Date" shall mean the day on which the price of the Reference Treasury will be determined as set forth in a Confirmation.

(b) "Notional Amount" shall mean that amount set forth in a Confirmation.

(c)  "Unwind Date" shall mean any day including the Determination
     Date on which the parties agree to unwind all or part of an existing Transaction.

(d) "Unwind Amount" shall mean in regard to a Transaction that portion of the Notional Amount of an existing Transaction which the parties agree to terminate.

(e) "Unwind Price" for the Reference Treasury on any Unwind Date shall mean the latest "asked" price for the Reference
     Treasury, expressed as a percentage, as determined by SB in it good faith judgement.

(f) "Payment Amount" for each Transaction shall mean an amount equal to the product of (i) the difference of the Reference Price minus the Unwind Price for the Reference Treasury on the Determination Date or on the Unwind Date, as the case may be, multiplied by (ii) the Unwind Amount.

(g) "Reference Price" for the Reference Treasury shall mean that price, expressed as a percentage, set forth in a Confirmation.

(h)  "Reference Treasury" shall mean the United States Treasury
     Bill or Note having the interest rate and maturity set forth in a Confirmation.

(i) "Settlement Date" shall mean the day set forth in a Confirmation.

(j) "Transaction Date" shall mean the date on which the parties enter into a Transaction.

(k)  "Business Day" shall mean a day in which the New York Stock
     Exchange and commercial banks in New York City are open for business.

2. The Transactions. On a Transaction Date the parties may, but are not obligated to, enter into a Transaction by agreeing on such day to a Reference Treasury, Notional Amount, Determination Date, Settlement Date and a Reference Price. All Transactions are entered into in reliance on the fact that this Forward Treasury Lock Agreement and all Confirmations subject thereto form a single agreement between the parties, and the parties would not otherwise enter into any Transactions.

3. Payment. The parties hereto agree that for each Transaction a payment shall be made on the Settlement Date specified for that Transaction, such payment to equal the Payment Amount calculated for the relevant Unwind or Determination Date. If such Payment Amount is a positive number, SB shall pay such Payment Amount to Company. If such Payment Amount is a negative number, Company shall pay the absolute value of such Payment Amount to SB. The payment to be made pursuant to this Section 3 shall be made not later than 4:00 p.m. (New York City time) on the Settlement Date to the account of the party entitled to receive such payment.

4. Transfer. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred by either party without the prior written consent of the other party. Provided, however that SB may without the consent of the Company, assign its rights and obligations under this Agreement to any of its affiliates so long as the obligations of any such assignee are guaranteed by Smith Barney Holdings Inc.

5. Set-off. In addition to any rights of set-off a Party may have as a matter of all or otherwise, upon the occurrence of an Event of Default with respect to Party ("X") hereof, the other Party ("Y") shall have the right (but shall not be obliged) without prior notice to X or any other person to set off any obligation of X owing to Y or any Affiliate of Y (whether or not arising under this Agreement, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation) against any obligations of Y or any Affiliate of Y owing to X (whether or not arising under this Agreement, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation). If an obligation is unascertained, Y may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant Party accounting to the other when the obligation is ascertained.

6. Netting. If on any date amounts would otherwise be payable in the same currency, and in respect of any Transaction, by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, such obligations shall be replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.


7. Events of Default. The occurrence of any of the following events with respect to a party which party shall be the Defaulting Party.

(i)  The failure to make payment on the Settlement Date; or

(ii) Any representation or warranty made in this Agreement shall prove to have been false or misleading in any material respect at the time it was made, given or reaffirmed; or

(iii) The failure to perform or comply with any other obligation in this Agreement which failure shall continue for 2 business days after written notice of such failure has been sent to the Defaulting Party; or

(iv) (A) The initiation of any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to have itself adjudicated as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution or compost or other relief under bankruptcy or insolvency law with respect to it or its debts or (2) which seeks appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (B) a general assignment for the benefit of its creditors; (C) the initiation of any case, proceeding or other action of a nature referred to in clause (iv) (A) hereof which (1) results in the entry of an order for relief or any such adjudication or appointment with respect to the party or any of its assets or
     (2) is not dismissed, stayed, discharged or bonded for a period of 5 days; (D) the initiation of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets, which case, proceeding or other action results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; (E) a party shall take any action in furtherance of, or indicating its consent t, approval of, or acquiescence in, any of the acts set forth in clauses (iv) (A) - (D) hereof; or (F) either party shall generally not, or shall admit in writing its inability to, pay its debts as they become due; or

(v) Any loan or other obligation in respect of borrowed money (whether present or future, contingent or otherwise, as principal or surety or otherwise) of a party in an amount, as it applies to SB of not less than $25,000,000, and in an amount of not less than $5,000,000 as it applies to the Company, shall have become payable before the due date thereof as a result of acceleration of maturity caused by the occurrence of any event of default thereunder or if any other such loan or obligation shall not be repaid when due, as extended by any applicable grace period specified in the contracts or agreements constituting such loan or obligation; or

(vi) A party ("X"), consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and the credit worthiness of the resulting, surviving or transferee entity is materially weaker than that of X, immediately prior to such action.

8. Remedies Upon Event of Default. Upon the occurrence and the continuance of an Event of Default, the obligation of the Non-Defaulting Party to make any payment contemplated by Section 3 of this Agreement will terminate (it being understood that such termination will not affect or suspend any payment or other obligations of the Defaulting Party). The Non-Defaulting Party may, upon notice to the Defaulting Party, terminate and liquidate as soon as is commercially practicable all outstanding Transactions in accordance with this Section 8. The Defaulting Party shall immediately upon receipt of a determination by the Non-Defaulting
Party of its losses hereunder, pay to the Non-Defaulting Party an amount determined by the Non-Defaulting Party that such party reasonably in good faith believes to be its total losses and costs in connection with this Agreement and terminated Transactions.
Such computation shall include any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, or obtaining or reestablishing any hedge or related trading position
(or any gain resulting from any of them). In addition to the foregoing, the Non-Defaulting Party may include in its determination of its losses hereunder such losses and costs (or gains) in respect of any payment or delivery required to have been made on or before the relevant termination date The Defaulting
Party agrees to indemnify the Non-Defaulting Party from and against any expenses it may incur (including legal fees and other expenses of collection) it may incur as a result of any Default by such party. The parties agree that the amounts recoverable pursuant to this Section 8 are a reasonable pre-estimate of loss and are not a penalty. Such amounts are payable as liquidated damages for the loss of bargain and the loss of protection against future risk.

9. Representations. SB and Company as an inducement to enter into this Agreement each represent and warrant as follows:

(i) It is validly organized and existing under the laws of the jurisdiction of its incorporation.

(ii) Its execution, delivery and performance of this Agreement, are within its corporate or organizational powers, have been and remain duly authorized and do not conflict with any provision of its articles or certificate of incorporation or by-laws (or equivalent constituent documents) or any law, regulation, rule, decree, order, judgement or contractual restriction binding on or affecting it or its property or assets and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its assets or property;

(iii) This Agreement has been duly executed and delivered and constitutes its valid and legally binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to provisions of public order and to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law);

(iv) All necessary covenants, authorizations, licenses and approvals of, and registrations and declarations with, any governmental authority, required in connection with its execution, delivery and performance of this Agreement have been obtained and remain in full force and effect (including any exchange control licenses or exemptions), and all conditions thereof have been duly complied with; and no other action by, and no notice to or filing with, any governmental, judicial or regulatory authority or body is required for such execution, delivery or performance;

(v) No occurrence or condition with respect to such party which constitutes an Event of Default (or which with the passage of time or the giving of notice or both would constitute an Event of Default) has occurred or would occur by reason of its entering into or performing its obligations under this Agreement;

(vi) The determination of proceedings (if any) pending or, insofar as it is aware, threatened against it, at law or in equity, or before any arbitrator, governmental instrumentality or any other competent body, will not, in the aggregate, materially impair its ability to perform, or render it unable to perform, its obligations under the Agreement, and there is no proceeding pending or threatened against such party which is likely to affect the legality, validity or enforceability of this Agreement; and

(vii) It shall, upon learning of the occurrence of any event or the commencement of any condition that constitutes an Event of Default with respect to it, promptly give the other party notice of such event or condition.

10. No Reliance. In connection with the negotiation of, the entering into, and the confirming of the execution of this Agreement, any Credit Support Document to which it is a party, each Transaction, and any other documentation relating to this Agreement that it is required by this Agreement to deliver each party acknowledges that: (i) the other party hereto or thereto is not acting as a fiduciary or financial, investment, or commodity trading advisor for it, (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations expressly set forth in this Agreement, in such Credit Support Document, and in any Confirmation; (iii) the other party hereto or thereto has not given to it (directly or indirectly through any other person) any assurance or guaranty whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of this Agreement, such Credit Support Document, such Transaction or such other documentation (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice as it has deemed necessary and not upon any view expressed by the other party hereto or thereto; (v) it has determined that all trading decisions have been the result of arm's length negotiations between the parties; (vi) it is entering into this Agreement, such Credit Support Document, such Transaction and such other documentation with a full understanding of all of the terms, conditions and risks hereof and thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; (vii) that every Transaction subject to this Agreement is a distinct obligation or Transaction between the parties whether pursuant to this Agreement or otherwise and; (viii) it is a sophisticated investor.

11. Entire Agreement. This Agreement, including Confirmation, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all oral statements and prior writings with respect thereto.

12. Waiver. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not operate as a waiver, and a single or partial exercise of any right, power or privilege will not preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

13.  Notices.  Notices hereunder shall given in writing as follows:

If to SB at:                            If to Company at:

     Smith Barney Capital Services Inc.           Walden
Residential Properties, Inc.
     388 Greenwich Street                         1 Lincoln Centre
     New York, New York 10013                5400 LBJ Freeway,
Suite 400
                                        Dallas, Texas 75240

     Primary:  Gino Petroni                  Primary:  Mark
Dillinger
     Telephone:     (212) 723-5003           Telephone:     (972)
788-0510
     Fax:      (212) 723-8769           Fax:      (972) 934-9303

     copy to:  Timothy Lu                    copy to:  _____________
               Capital Markets                         _____________

     Telephone:     (212) 723-7668           Telephone:     _____________
     Fax:      (212) 723-8798           Fax:      _____________

Notice by facsimile shall be effective when confirmed by telephone to the contact person designated above.

Each party may change the individuals designated for notice by written notice delivered to the other prior to the effective date of such change.

14. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original.

15. Amendment. No amendment, modification, supplement or waiver in respect of this Agreement will be effective unless in writing and signed by each of the parties hereto.

16. Governing Law and Jurisdiction, Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the law of the State of New York without reference to choice of law rules. In any dispute involving or arising out of this agreement, the parties agree to the jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York in the Borough of Manhattan, and waive any claim or defense that such forum is inconvenient. The parties agree to waive their right to a trial by jury.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in New York, N.Y. by their duly authorized officers as of the date specified on the first page of this Agreement.

                    Walden Residential Properties, Inc.

                    by:  _____________________________

                    title:    _____________________________

                    Smith Barney Capital Services Inc.

                    by:  _____________________________

                    title:    _____________________________

                    by:  _____________________________

                    title:    _____________________________